Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Tripos, Inc.

St. Louis, Missouri

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-79610, 333-09459, 333-33163, 333-61829, 333-102015 and 333-102065) of Tripos, Inc. of our report dated March 02, 2006, except for the first paragraph of Note 22, which is as of April 7, 2006 and the second and fourth paragraphs of Note 27, which are as of March 21, 2006 relating to the consolidated financial statements and schedules, which appear in this Form 10-K.

                                                                                                                                              /s/ BDO Seidman, LLP

Chicago, Illinois

April 10, 2006